                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent



Board of Directors
DATA RACE, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for income taxes in the year ended June 30, 1994.


/s/  KPMG Peat Marwick LLP

San Antonio, Texas
February 26, 1997